    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996

                                                      REGISTRATION NO. 333-11297
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          INTROGEN THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     2834                                    74-2704230
    (State or other jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
     incorporation or organization)              Classification Code Number)                   Identification Number)

                              301 CONGRESS AVENUE
                                   SUITE 1850
                              AUSTIN, TEXAS 78701
                                 (512) 320-5010
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                 DAVID G. NANCE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          INTROGEN THERAPEUTICS, INC.
                              301 CONGRESS AVENUE
                                   SUITE 1850
                              AUSTIN, TEXAS 78701
                                 (512) 320-5010
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                 ROBERT D. BROWNELL, ESQ.                                        JI HOON HONG, ESQ.
                   MARNIA NICHOLS, ESQ.                                         SHEARMAN & STERLING
             WILSON SONSINI GOODRICH & ROSATI                                   599 LEXINGTON AVENUE
                 PROFESSIONAL CORPORATION                                     NEW YORK, NEW YORK 10022
                    650 PAGE MILL ROAD                                             (212) 848-4000
               PALO ALTO, CALIFORNIA 94304
                      (415) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                   AGGREGATE OFFERING              AMOUNT OF
SECURITIES TO BE REGISTERED                                   PRICE (1)              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value......................         $37,260,000                $14,000(2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(2) Previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the registration fee, the NASD filing fee and the Nasdaq National Market System listing fee.

                                                                                  AMOUNT
                                                                                TO BE PAID
                                                                                ----------
    Registration Fee..........................................................   $ 14,000
    NASD Filing Fee...........................................................      4,548
    The Nasdaq National Market System Listing Fee.............................     23,400
    Printing..................................................................    100,000
    Legal Fees and Expenses...................................................    400,000
    Accounting Fees and Expenses..............................................    150,000
    Blue Sky Fees and Expenses................................................     25,000
    Registrar and Transfer Agent Fees.........................................     10,000
    Miscellaneous.............................................................     23,052
                                                                                 --------
              Total...........................................................   $750,000
                                                                                 ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     (a) From inception through June 30, 1996, the Registrant has issued and sold the following unregistered securities:

          (1) From August 23, 1994 to September 28, 1994, the Registrant sold 2,443,360 shares of Common Stock to eight investors at an average price of $0.06 per share.

          (2) On August 23, 1994, the Registrant sold 3,011,423 shares of Series A Preferred Stock to one investor at a price of $0.18 per share.

          (3) On October 7, 1994 the Registrant sold 446,250 shares of Series B Preferred Stock to RPR at $5.72 per share for $2,552,550. In February 1995, the Registrant sold 170,625 shares of Series B Preferred Stock to RPR at $7.47 per share for $1,274,567. In January 1996, the Registrant sold 170,625 shares of Series B Preferred Stock to RPR at $7.47 per share for $1,274,567.

          (4) From March 29, 1996 to June 28, 1996 the Registrant sold 551,410 shares of Series C Preferred Stock to 26 Investors at $8.65 per share.

     (b) The Registrant was assisted in the issuance and sale of the Series C Preferred Stock by Genesis Merchant Group Securities and Harris, Webb & Garrison, Inc.

     (c) The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

         1.1*      Form of Underwriting Agreement.
         3.1*      Certificate of Incorporation of the Company, as amended, as currently in effect.
         3.2*      Form of Restated Certificate of Incorporation of the Company, to be filed immediately following the closing of the offering made under this
                   Registration Statement.
         3.3*      Bylaws of the Company.
         4.1*      Specimen Common Stock Certificate.
         5.1*      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
        10.1*      Form of Indemnification Agreement between the Company and each of its directors and officers.
        10.2*      Incentive Stock Plan and form of Stock Option Agreement thereunder.
        10.3*      Director Option Plan and form of Director Stock Option Agreement thereunder.
        10.4*      Employee Stock Purchase Plan and forms of agreements thereunder.
        10.5*      Series A Preferred Stock Purchase Agreement, dated August 23, 1994, between the Company and Texas Biomedical Development Partners.
        10.6**+    Series B Preferred Stock Purchase Agreement, dated October 7, 1994, between the Company and RPR, as amended.
        10.7*      Form of Series C Preferred Stock Purchase Agreement between the Company and certain investors.
        10.8*      Lease Agreement, dated February 9, 1996, between the Company and Aetna
                   Life Insurance Company for the Company's facility located at 301 Congress
                   Avenue, Suite 1850, Austin, Texas, 78701.
        10.9A*     Sublease Agreement, dated February 1, 1995 between the Company and Bee-Mac
                   Reference Laboratories, Inc. for the Company's facility located at 8080
                   North Stadium Drive, #1200, Houston, Texas, 77059.
        10.9B*     Addendum to Sublease Agreement by and between the Company and Bee-Mac
                   Reference Laboratories, Inc., dated November 1, 1995.
        10.10*     Lease Agreement, dated June 7, 1996, between the Company and Plaza del Oro
                   Business Center for the Company's facility located at 8012 El Rio,
                   Houston, Texas 77054.

        10.11*+    Patent and Technology License Agreement, effective as of July 20, 1994, by and between the Board of Regents of the University of Texas System,
                   UTMDACC and the Company, as amended.
        10.12*+    Sponsored Research Agreement for Clinical Study, No. CS 93-27, dated
                   February 11, 1993, between the Company and UTMDACC, as amended.
        10.13*+    Sponsored Research Agreement No. SR95-012, dated September 21, 1995 between the Company and UTMDACC, as amended.
        10.14*+    Sponsored Research Agreement No. SR 93-04, dated February 11, 1993 between
                   UTMDACC and the Company, as amended.
        10.15*+    Sponsored Laboratory Study Agreement No. LS95-035 between UTMDACC and the
                   Company, dated September 21, 1995.
        10.16*+    Sponsored Research Agreement No. SR 96-004 between the Company and
                   UTMDACC, dated January 17, 1996.
        10.17*+    Sponsored Research Agreement, dated March 29, 1996, between the Company and SKCC.
        10.18*+    License Agreement, dated March 29, 1996 between the Company and SKCC.
        10.19*     Consulting Agreement between the Company and Jack A. Roth, M.D., effective as of October 1, 1994.
        10.20*     Consulting Agreement between EJ Financial Enterprises, Inc. and Introgen, effective as of July 1, 1994.
        10.21*     Service Agreement between Introgen and Domecq Technologies, Inc. effective as of July 1, 1994.
        10.22*+    Collaboration Agreement (p53 Products), effective as of October 7, 1994, between the Company and RPR, as amended.
        10.23*+    Collaboration Agreement (K-ras Products), effective as of October 7, 1994, between the Company and RPR, as amended.
        10.24*+    Letter of Intent dated March 26, 1996 between NCI, the Company and RPR regarding a CRADA.
        10.25*     Employment Agreement dated August 1, 1996 between the Company and David G.
                   Nance.
        11.1*      Calculation of earnings per share.
        23.1*      Consent of Arthur Andersen LLP, Independent Public Accountants.
        23.2*      Consent of Counsel (included in Exhibit 5.1).
        23.3*      Consent of Arnold, White & Durkee, patent counsel for the Company.
        24.1*      Power of Attorney.


---------------
 +  Confidential treatment requested for portions of these agreements.

 *  Previously filed.

**  Supersedes agreement previously filed.

     (b) Financial Statement Schedules

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 1st day of November, 1996.


                                          INTROGEN THERAPEUTICS, INC.

                                          By: /s/  DAVID G. NANCE

                                            ------------------------------------
                                                       David G. Nance
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                        DATE
-------------------------------------    --------------------------------    -----------------
/s/  DAVID G. NANCE                      President, Chief Executive          November 1, 1996
-------------------------------------    Officer (Principal Executive
David G. Nance                           Officer) and Director
*/s/  MAHENDRA G. SHAH, PH.D.            Vice President, Corporate and       November 1, 1996
-------------------------------------    Business Development and
Mahendra G. Shah, Ph.D.                  Director
/s/  JAMES W. ALBRECHT, JR.              Chief Financial Officer             November 1, 1996
-------------------------------------    (Principal Financial and
James W. Albrecht, Jr.                   Accounting Officer)
*/s/  JOHN N. KAPOOR, PH.D.              Chairman of the Board               November 1, 1996
-------------------------------------
John N. Kapoor, Ph.D.
*/s/  THIERRY SOURSAC, M.D., PH.D.       Director                            November 1, 1996
-------------------------------------
Thierry Soursac, M.D., Ph.D.
*/s/  AUSTIN M. LONG, III                Director                            November 1, 1996
-------------------------------------
Austin M. Long, III
*/s/  MARK B. CHANDLER, PH.D.            Director                            November 1, 1996
-------------------------------------
Mark B. Chandler, Ph.D.
*By /s/  DAVID G. NANCE
    ---------------------------------
    David G. Nance, Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
                                                                                     NUMBERED
EXHIBIT NO.                                   EXHIBIT                              PAGE NUMBER
-----------     -------------------------------------------------------------------
     1.1*       Form of Underwriting Agreement.....................................
     3.1*       Certificate of Incorporation of the Company, as amended, as currently in effect................................................
     3.2*       Form of Restated Certificate of Incorporation of the Company, to be
                filed immediately following the closing of the offering made under this Registration Statement........................................


     3.3*       Bylaws of the Company..............................................
     4.1*       Specimen Common Stock Certificate..................................
     5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation........................................................
    10.1*       Form of Indemnification Agreement between the Company and each of its directors and officers.........................................
    10.2*       Incentive Stock Plan and form of Stock Option Agreement
                thereunder.........................................................
    10.3*       Director Option Plan and form of Director Stock Option Agreement thereunder.........................................................
    10.4*       Employee Stock Purchase Plan and forms of agreements thereunder....
    10.5*       Series A Preferred Stock Purchase Agreement, dated August 23, 1994, between the Company and Texas Biomedical Development Partners......
    10.6**+     Series B Preferred Stock Purchase Agreement, dated October 7, 1994, between the Company and RPR, as amended............................
    10.7*       Form of Series C Preferred Stock Purchase Agreement between the
                Company and certain investors......................................
    10.8*       Lease Agreement, dated February 9, 1996, between the Company and
                Aetna Life Insurance Company for the Company's facility located at
                301 Congress Avenue, Suite 1850, Austin, Texas, 78701..............
   10.9A*       Sublease Agreement, dated February 1, 1995 between the Company and
                Bee-Mac Reference Laboratories, Inc. for the Company's facility located at 8080 North Stadium Drive, #1200, Houston, Texas,
                77059..............................................................
   10.9B*       Addendum to Sublease Agreement by and between the Company and
                Bee-Mac Reference Laboratories, Inc., dated November 1, 1995.......
   10.10*       Lease Agreement, dated June 7, 1996, between the Company and Plaza del Oro Business Center for the Company's facility located at 8012
                El Rio, Houston, Texas 77054.......................................
   10.11*+      Patent and Technology License Agreement, effective as of July 20,
                1994, by and between the Board of Regents of the University of
                Texas System, UTMDACC and the Company, as amended..................
   10.12*+      Sponsored Research Agreement for Clinical Study, No. CS 93-27,
                dated February 11, 1993, between the Company and UTMDACC, as amended............................................................
   10.13*+      Sponsored Research Agreement No. SR95-012, dated September 21, 1995 between the Company and UTMDACC, as amended........................
   10.14*+      Sponsored Research Agreement No. SR 93-04, dated February 11, 1993 between UTMDACC and the Company, as amended........................
   10.15*+      Sponsored Laboratory Study Agreement No. LS95-035 between UTMDACC and the Company, dated September 21, 1995..........................
   10.16*+      Sponsored Research Agreement No. SR 96-004 between the Company and
                UTMDACC, dated January 17, 1996....................................

                                                                                   SEQUENTIALLY
                                                                                     NUMBERED
EXHIBIT NO.                                   EXHIBIT                              PAGE NUMBER
-----------     -------------------------------------------------------------------
   10.17*+      Sponsored Research Agreement, dated March 29, 1996, between the
                Company and SKCC...................................................
   10.18*+      License Agreement, dated March 29, 1996 between the Company and
                SKCC...............................................................
   10.19*       Consulting Agreement between the Company and Jack A. Roth, M.D., effective as of October 1, 1994....................................
   10.20*       Consulting Agreement between EJ Financial Enterprises, Inc. and
                Introgen, effective as of July 1, 1994.............................
   10.21*       Service Agreement between Introgen and Domecq Technologies, Inc.
                effective as of July 1, 1994.......................................
   10.22*+      Collaboration Agreement (p53 Products), effective as of October 7,
                1994, between the Company and RPR, as amended......................
   10.23*+      Collaboration Agreement (K-ras Products), effective as of October
                7, 1994, between the Company and RPR, as amended...................
   10.24*+      Letter of Intent dated March 26, 1996 between NCI, the Company and
                RPR regarding a CRADA..............................................
   10.25*       Employment Agreement dated August 1, 1996 between the Company and
                David G. Nance.....................................................
    11.1*       Calculation of earnings per share..................................
    23.1*       Consent of Arthur Andersen LLP, Independent Public Accountants.....
    23.2*       Consent of Counsel (included in Exhibit 5.1).......................
    23.3*       Consent of Arnold, White & Durkee, patent counsel for the
                Company............................................................
    24.1*       Power of Attorney..................................................


---------------
 +  Confidential treatment requested for portions of these agreements.

 *  Previously filed.

**  Supersedes agreement previously filed.